Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

WELLGISTICS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $.0001 par value per share(2)	457	(o)	—	$—	$7,500,000	$0.0001531	$1,148.25
Other	Pre-Funded Warrants to purchase Common Stock(3)	Other				—		—
Equity	Common Stock underlying the Pre-Funded Warrants(3)	457	(o)			—		—
Other	Warrants to purchase Common Stock(4)	Other				—		—
Equity	Common Stock underlying the Warrants	457	(o)			$7,500,000	$0.0001531	$1,148.25
Other	Placement Agent Warrants to purchase Common Stock(4)(5)	Other				—		—
Equity	Common Stock underlying the Placement Agent Warrants	457	(o)			$656,250	$0.0001531	$100.47
Total Offering Amounts						$15,656,250		$2,396.97
Total Fees Previously Paid								1,597.98
Total Fee Offsets								—
Net Fee Due								$798.99

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $7,500,000.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.
(5)	Represents warrants issuable to the Placement Agent, or its designees, to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered in this offering, at an exercise price equal to 125% of the combined public offering price per share of Common Stock and accompanying Warrant.